EXHIBIT 10.7


                        GOLD STANDARD RESELLER AGREEMENT


Agreement between INVU Services Limited (hereby referred to as INVU) and

Elcom Technical Services

(Hereby referred to as Elcom)

Date: 18th March 99                                        Our Ref: MPW/AF ELCOM


OVERVIEW

INVU is pleased to appoint ELCOM as an Authorized Gold Standard Reseller with effect from 18th March 99. This appointment is for the INVU range of products, as specified in appendix A.

This appointment entitles ELCOM to represent itself as an Authorized Reseller for INVU and an Authorized Reseller of the relevant INVU range.

In accordance with this appointment, ELCOM agrees to use all reasonable endeavors to promote and sell the INVU range of products.

TERMS

1. INVU grant, and ELCOM accepts this nonexclusive appointment as an Authorized Reseller for the specified product(s) from INVU for a period of 12 months from 18th March 99, renewable on termination for a 12 month period, subject to agreement from both parties.

2. ELCOM agrees to provide qualified and competent sales and marketing staff, and to use all reasonable endeavors to maximize the sales opportunities for the INVU range.

3. INVU agrees to pass sales leads to ELCOM subject to availability. INVU also agree to inform ELCOM regarding Trade Shows, promotional material, press releases and other relevant marketing materials and activities in a timely fashion. ELCOM undertake to advise INVU on a monthly basis as to the progress and follow-up of all leads and customer contacts relevant to INVU products. ELCOM also undertake and provide a ninety day rolling forecast of business relevant to INVU.

4. All reasonable quantities of sales literature, marketing materials and the like, required in the normal course of business for promoting, selling and marketing of product from INVU will be supplied free of charge.



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5.       INVU will provide two places on INVU technical training courses free of charge to ELCOM personnel.

6. ELCOM must ensure at all times that it employs two technical staff who have attended the INVU one day technical authorization course.

7. ELCOM will provide a first line support service to all its clients on INVU products. This service will handle the initial customer call, and resolve any issues which could normally expect to be resolved by staff who have had the INVU training. INVU will not handle support calls from ELCOM clients directly.

8. ELCOM will be permitted to use the Authorized Dealer hot line technical support facility for its own second line support needs. Full online access will also be available to the INVU web site support page for access to new releases, bug clearances, and technical updates. ELCOM must purchase their own modem and connectivity means to enable access to the web site.

9. INVU retains the right to charge ELCOM for support and management time spent in answering support calls and onsite visits which should have been resolved by trained ELCOM staff. Standard INVU charging rates are available on request.

10. INVU product sold through ELCOM will be covered by the INVU product warranties set out in the INVU software license.

11. ELCOM will maintain a working demonstration system for the nominated INVU products at all times. INVU will provide, free of charge, a "Demonstration Product," comprising one item of INVU software. INVU undertakes during the continuation of this agreement to maintain the software content "Demonstration Product" to the latest specification at all times at no additional cost to the dealer. It is the responsibility of ELCOM to provide, at their own cost, whatever hardware as is necessary to run the demonstration system.

12. Product supplied to ELCOM by INVU will at 36% discount from INVU's published United Kingdom recommended retail price list. Product shown on rolling 90 day forecasts will normally be shipped within one working day of receipt of order. Product not shown on 90 day rolling forecasts may be subject to delivery delays, normally not exceeding five days.

13. Gold Standard Resellers must achieve a minimum spend with INVU of (pound)25,000 per calendar quarter. This achievement will be reviewed by the INVU account manager in the month following the end of quarter, and failure to achieve the minimum level will lead to suspension of this contract. Supply of INVU product will then only be made on the standard registered VAR terms of 25% discount, and the VAR will have no access to INVU leads, marketing activities and materials.



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14.      Payment of all INVU  invoices will be on strict  twenty-one  day terms.
         Failure to meet these terms on any invoice will constitute a material breach of the agreement, and will lead to an immediate charge of the extra 11% discount on the invoice value which is given solely to Gold Standard VARs. Reconstitution of the normal 36% terms will only be by agreement with INVU.

15. INVU reserves the right to amend the United Kingdom recommended retail price list at any time subject to 30 days notice in writing.

16. ELCOM will only sell INVU products to genuine end user clients for use on hardware configurations which belong to them. ELCOM will not supply the range of INVU products to resellers who are not authorized by INVU.

17. For the term of this agreement, ELCOM is appointed as a Gold Standard Authorized Reseller. If the contract is terminated for any reason, ELCOM must stop use of these terms immediately.

18. This agreement is governed and construed in accordance with the laws of England.

Two copies of the agreement should be signed by an authorized signatory for the company, and returned to INVU. The agreement is not deemed to be in place until INVU have countersigned the agreement and returned it.

FOR AND ON BEHALF OF ELCOM


Signature
          -----------------------------------

Name
          -----------------------------------

Position
          -----------------------------------

Date
          -----------------------------------



FOR AND ON BEHALF OF INVU SERVICES LIMITED


Signature
          -----------------------------------

Name
          -----------------------------------

Position
          -----------------------------------

Date
          -----------------------------------


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Competitors
-----------

The market has a wide range of competitors who tend to occupy disparate and niche areas. Filenet, Filenet Watermark, PC Docs, Optika and Documentum are some of the better known, but none of these have attained brand level penetration. Without exception, these competing technologies are complex and expensive, keeping them beyond the reach of the high volume SME market. The closest competitor to INVU SOLO is Watermark which offers its standalone product at c.US$350.00 per license.

INVU SOLO retails at US$100.00, but includes an embedded full relational database. This given INVU SOLO an extremely powerful ability to store thousands of documents with fast retrieval times. Watermark does not have this ability and has resultant performance degradation. INVU SOLO is, also, easier to use and has its own fax capability, and extensive leading-edge functionality.

INVU has major price-performance advantages over its competitors in the multi-user and internet environment. By virtue of a joint technology marketing agreement with Computer Associates, a 25-user license can be offered at under US$5,000.

The competitors mentioned above are all in excess of US$35,000. With the huge brand credibility and distribution routes offered by Computer Associates, INVU expects to make major market inroads.


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